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                                                                    EXHIBIT 10.1



                                    AGREEMENT

         THIS is an AGREEMENT, effective this 6th day of October 1999 ("Agreement Date"), between Mobil Technology Company ("MTC"), a Delaware corporation having offices at 600 Billingsport Rd., Paulsboro NJ 08066, and Imperial Petroleum Recovery Corporation ("Imperial"), a Nevada corporation having offices at 15311 Vantage Parkway West, Suite 160, Houston, Texas 77032.

1.       BACKGROUND

         1.1 Imperial has developed certain Microwave Separation Technology
(MST) for breaking or separating Emulsions based on microwave energy and has the capabilities, as hereinafter defined, to make or have made Microwave Separation Technology Equipment for leasing or licensing to MST Customers, and to provide MST Technical Support and MST Maintenance Support to MST Customers leasing or licensing the Microwave Separation Technology Equipment;

         1.2 MTC has developed certain Acoustic Separation Technology (AST) for breaking or separating Emulsions based on acoustic energy and may choose, at its own discretion, as hereinafter defined, to make or have made and market Acoustic Separation Technology Equipment for leasing or licensing to AST Customers;

         1.3 MTC has the capabilities, as hereinafter defined, to market Microwave Separation Technology Equipment and Acoustic Separation Equipment Technology to MST and AST Customers in the Field of Use;

         1.4 Imperial desires MTC to be its exclusive worldwide marketer of Microwave Separation Technology Equipment in the Field of Use, except as noted in Paragraph 3.2 herein;

         NOW, THEREFORE, intending to be legally bound, Imperial and MTC agree as follows:

2.       DEFINITIONS

         2.1 Microwave Separation Technology means equipment, processes, trade secrets, and know how, pertaining to Imperial Intellectual Property Rights, for separating or breaking emulsions using microwave energy where the Microwave Separation Technology Equipment is capable of processing up to and including 15,000

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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barrels per day of Emulsion. Microwave Separation Technology shall not mean any application in which processing exceeds 15,000 barrels per day of Emulsion.

         2.2 Microwave Separation Technology Equipment means equipment for separating or breaking emulsions using microwave energy where the Microwave Separation Technology Equipment is capable of processing up to 15,000 barrels per day of Emulsion. The Microwave Separation Technology Unit will generally include a system for exposing an Emulsion to microwave energy such as a microwave generator, wave guides, an applicator chamber, pump, piping and electrical that may be connected to at least one holding tank and/or a separation device for processing organic liquids, aqueous liquids and/or solids.

         2.3 Microwave Separation Technology Unit means Microwave Separation Technology Equipment that contains one or more microwave transmitters having a total power output of up to seventy-five (75) kilowatts (designated MST-1000). Microwave Separation Technology Equipment having two or more Microwave Separation Technology Units would contain one or more microwave transmitters having total power output up to 75 kilowatts multiplied by the number of units. For example:

             Microwave Separation Technology Equipment having two (2) Microwave Separation Technology Units (designated MST-2000) would contain one or more microwave transmitters having a total power output from 76 kilowatts up to 150 kilowatts.

             Microwave Separation Technology Equipment having three (3) Microwave Separation Technology Units (designated MST-3000) would contain one or more microwave transmitters having a total power output from 151 kilowatts up to 225 kilowatts.

             Microwave Separation Technology Equipment having four (4) Microwave Separation Technology Units (designated MST-4000) would contain one or more microwave transmitters having a total power output from 226 kilowatts up to 300 kilowatts.

         2.4 Acoustic Separation Technology means equipment, processes, trade secrets, and know how, pertaining to Mobil Intellectual Property Rights, for separating or breaking emulsions using acoustic energy where the equipment is capable of processing up to 15,000 barrels per day of Emulsion.

         2.5 Acoustic Separation Technology Equipment means equipment for separating or breaking emulsions using acoustic energy where the equipment is capable of processing up to 15,000 barrels per day of Emulsion. The equipment will

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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include a system for exposing an Emulsion to acoustic energy that may be connected to at least one holding tank and/or a separation device for processing organic liquids, aqueous liquids and/or solids.

         2.6 Field of Use is limited and means any process or operation related to: producing hydrocarbons from a naturally occurring reservoir or similar natural source; refining of such hydrocarbons into intermediates, such as a gas oil, or final products, such as gasoline; and/or manufacturing of petrochemicals and/or petrochemical feedstocks. Field of use excludes the clean up of raw or refined hydrocarbons due to spills, ruptures or similar events occurring outside of petrochemical or refining facilities.

         2.7 Emulsion means a material fed into the Microwave Separation Technology Equipment and/or Acoustic Separation Technology Equipment containing a suspension of immiscible liquid phases, and/or a suspension of one or more solids and one or more liquid phases.

         2.8 Imperial Intellectual Property Rights mean all patents (including patent applications), copyrights and trademarks for Microwave Separation Technology owned by Imperial and listed in Appendix A, Exhibit 1. Imperial Intellectual Property Rights include the associated know how for making, using, sublicensing, leasing, marketing, and selling Microwave Separation Technology. The patents listed in Appendix A, Exhibit 1 include all continuations, continuations - in - part, divisionals, or foreign counterparts thereof (including patent applications), even though not explicitly listed in Appendix A.

         2.9 Mobil Intellectual Property Rights mean all patents (including patent applications), copyrights and trademarks for Acoustic Separation Technology owned by Mobil and listed in Appendix A, Exhibit 2. Appendix A,
Exhibit 2 will be amended to include all improvements of Mobil Intellectual Property Rights for Acoustic Separation Technology in the Field of Use. Mobil Intellectual Property Rights include the associated know how for making, using, sublicensing, leasing, marketing, and selling Acoustic Separation Technology. The patents listed in Appendix A, Exhibit 2 include all continuations, continuations-in-part, divisionals, or foreign counterparts thereof (including patent applications) even though not explicitly listed in Appendix A.

         2.10 Joint Intellectual Property Rights mean all patents (including patent applications), copyrights and trademarks for Improvements developed during the Term of this Agreement owned in accordance with Article 10 of this Agreement. Joint


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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Intellectual Property Rights include the associated know how for making, using, licensing, leasing, marketing, and selling such Improvements. Joint Intellectual Property Rights in patents will be listed in Appendix A, Exhibit 3 and will include all continuations, continuations - in - part, divisionals, or foreign counterparts thereof (including patent applications), even though not explicitly listed in Appendix A.

         2.11 MST Maintenance Support means all routine, preventive, and/or emergency maintenance or service performed on Microwave Separation Technology Equipment, as addressed in the maintenance and service provisions included in the Project Summary and Terms and Conditions, in any Equipment Lease Agreement executed with MST Customers; and all routine, preventive, and/or emergency maintenance or service performed on the MST Demonstration Unit.

         2.12 MST Demonstration Unit means the current Imperial portable Microwave Separation Technology Equipment capable of processing up to 1000 barrels per day of Emulsion. The MST Demonstration Unit can be transported to actual or potential MST Customer sites for demonstration of Microwave Separation Technology.

         2.13 MST Customer means the lessee, licensee, or purchaser of Microwave Separation Technology Equipment, except for those listed in Appendix C per Paragraph 3.2 and the first initial installation of a Microwave Separation Technology Unit at Mobil's Torrance refinery. Each site where Microwave Separation Technology Equipment is installed for licensing or leasing will be considered a different MST Customer.

         2.14 Imperial Customer means the lessee, licensee, or purchaser of Microwave Separation Technology Equipment listed in Appendix C per Paragraph 3.2.

         2.15 AST Customer means the lessee, licensee, or purchaser of Acoustic Separation Technology Equipment.

         2.16 Trial Period means the period beginning on the Agreement Date and ending twenty four (24) months from the Agreement Date.

         2.17 Gross Periodic MST Leasing Fee means the recurring total periodic fee (such as in a monthly or quarterly billing period as specified in an Equipment Lease Agreement) charged and collected by Imperial for a MST Customer to use Microwave Separation Technology at its site. This fee does not include transportation, mobilization, de-mobilization, or maintenance fees related to MST Equipment.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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         2.18 Gross MST Technology Fee means the total one time charge for the purchase of Microwave Separation Technology Equipment and one time (fully paid up) or recurring (running) operating royalties charged and collected by Imperial to an MST Customer. This fee does not include transportation, mobilization, de-mobilization, or maintenance fees related to MST Equipment.

         2.19 Gross Periodic AST Leasing Fee means the recurring total periodic fee (such as in a monthly or quarterly billing period as specified in an Equipment Lease Agreement) charged and collected by MTC for an AST Customer to use Acoustic Separation Technology at its site. This fee does not include transportation, mobilization, de-mobilization, or maintenance fees related to AST Equipment.

         2.20 Gross AST Technology Fee means the total one time charge for the purchase of Acoustic Separation Technology Equipment and one time (fully paid up) or recurring (running) operating royalties charged and collected by MTC to an AST Customer. This fee does not include transportation, mobilization, de-mobilization, or maintenance related to AST Equipment.

         2.21 Improvement means all process, hardware, and/or operational developments, whether patentable or not, that when applied individually or in combination to either Microwave Separation Technology or Acoustic Separation Technology in the Field of Use, results in an advantage when compared to the First Commercial Design for MST or AST Equipment.

         2.22 Mobil means Mobil Oil Corporation and its Affiliates. The term "Affiliate" shall mean any company, partnership or joint venture controlled by, controlling or under common control with Mobil Oil Corporation. For the purposes of this definition, "control" means the direct or indirect beneficial ownership of fifty percent (50%) or more of the stock entitled to vote in the election of directors or, if there is no such stock, fifty percent (50%) or more of the ownership interest in such company, partnership or joint venture.

         2.23 MST Technical Support means all support provided by Imperial to MST Customers and potential MST Customers for MST Equipment or the MST Demonstration Unit that includes, but is not limited to, training of MST Customer personnel, assistance during the start-up and testing of MST Equipment, troubleshooting technical problems in an MST application that is not performing to a MST Customer's satisfaction, response to a MST Customer's request for technical assistance to optimize the MST Equipment, and technical support services described in the Equipment Lease Agreement including all accompanying documents listed in


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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Appendix B.

         2.24 First Commercial Design of MST Equipment means MST Equipment which utilizes equipment and process design as described, or similar to that described in Appendix F.

         2.25 First Commercial Design of AST Equipment means AST Equipment as described in Mobil's patents listed in Appendix A, Exhibit 2.

         2.26 Equipment Lease Agreement means any agreement executed between MST Customers and Imperial, following the template as attached hereto in Appendix B. To meet the needs of individual MST Customers an Equipment Lease Agreement may be modified by Imperial with MTC's consent, which may not unreasonably be withheld. MTC may not withhold its consent in order to limit the use of the Microwave Separation Technology by competitors of Mobil or any affiliate of Mobil.

         2.27 Equipment Cost means the sum of the invoiced costs of major purchased equipment necessary to construct MST Equipment consisting of any combination of items listed in Appendix G that are specifically required for a particular MST application. Equipment Cost specifically excludes the labor cost to assemble MST Equipment. The total cost of the Equipment Cost plus the Construction Allowance is subject to a cap per Paragraph 7.4.

         2.28 Periodic Equipment Cost means the Equipment Cost divided by the Amortization Period times the numbers of months in a given billing period (the billing period will typically be specified in the Equipment Lease Agreement).

         2.29 Construction Allowance means an amount equal to [*] percent of the Equipment Cost and is associated with the labor cost to assemble MST Equipment. The total cost of the Equipment Cost plus the Construction Allowance is subject to a cap per Paragraph 7.4.

         2.30 Periodic Construction Allowance means the Construction Allowance Cost divided by the Amortization Period times the number of months in a given billing period (the billing period will typically be specified in the Equipment Lease Agreement).

         2.31 Amortization Period means the total number of months used to amortize the Equipment Cost plus associated Construction Allowance, as specified in Paragraph 7.3.


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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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         2.32 Net Periodic MST Leasing Fee means the amount equal to the Gross
Periodic MST Leasing Fee minus the Periodic Equipment Cost minus the Periodic Construction Allowance.

         2.33 Net MST Technology Fee means the amount equal to the Gross MST Technology Fee minus the Equipment Cost minus the Construction Allowance.

         2.34 Total Cumulative Net Mobil Share means the running sum of all Imperial payments to MTC for MST Equipment related to the revenue sharing provisions described in Article 7.


3.  RIGHTS GRANTED

         3.1 Imperial grants MTC, and MTC hereby accepts, subject to the terms and conditions set forth elsewhere herein, including Paragraph 3.2, a worldwide exclusive right to market Microwave Separation Technology under Imperial's Intellectual Property Rights within the Field of Use.

         3.2 Imperial may continue to solely market Microwave Separation Technology to the Imperial Customer sites listed in Appendix C of this Agreement. No Customer sites will be added to Appendix C after this Agreement is fully executed. The Imperial Customer sites listed in Appendix C must fully execute with Imperial an equipment lease agreement or license for Microwave Separation Technology Equipment within twelve (12) months from the Agreement Date to remain an Imperial Customer. If after 12 months from the Agreement Date, an Imperial Customer has not fully executed an equipment lease agreement or license then that customer will no longer to be eligible to be an Imperial Customer. Imperial shall consult with MTC on any offer or proposal to license, lease, or sell Microwave Separation Technology Equipment that Imperial plans to make to an Imperial Customer. Such consultation is for informational purposes only and to allow MTC to provide technical input to Imperial on such an offer or proposal but MTC's approval is not required and the final terms shall be pursuant to Imperial's sole and absolute discretion.

         3.3 Except as permitted in this Agreement or as permitted in Paragraph 3.4, neither party may enter into a relationship, directly or indirectly, with a third party, to market, sell, license, or lease technology for the separation of Emulsions in the Field of Use, unless consented to in writing by both parties.


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                     Page 7

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         3.4 MTC is still developing Acoustic Separation Technology.
Commercialization of Acoustic Separation Technology is at the sole discretion of MTC. However, if MTC decides to commercialize Acoustic Separation Technology by licensing to third parties which are not affiliates of MTC, MTC will give Imperial the first right to refuse entering into a relationship with MTC to jointly make, have made, market, sell, license, and/or lease Acoustic Separation Technology in the Field of Use, provided that no agreement executed by Mobil or an affiliate of Mobil prohibits entering into such a relationship. If Imperial agrees to enter into such a relationship, the relationship, in the Field of Use, will be similar to that described in Paragraph 3.3 for Microwave Separation Technology. It is expected that the services provided by Imperial and MTC, where appropriate and as described in Articles 4 and 5 for MST Technology, will be similar for AST. It is also expected that the revenue sharing from such a relationship as per this Paragraph 3.4 will be at least as favorable to MTC in comparison to the percentage of revenue sharing received by Imperial in Paragraph 7.5, and will depend upon the strength of Mobil Intellectual Property Rights. However, as Acoustic Separation Technology is not sufficiently developed for commercialization as of the Agreement Date, the final terms of this Agreement with respect to AST will be negotiated in good faith between MTC and Imperial at a later date.

4.       SERVICES PROVIDED BY IMPERIAL

         4.1 Imperial will obtain the necessary financing to make or have made Microwave Separation Technology Equipment and will be responsible for making or having made the Microwave Separation Technology Equipment. Imperial will oversee the manufacturing, delivery, and installation of Microwave Separation Technology Equipment. However, this Paragraph 4.1 is not intended to modify or diminish the provisions of Paragraph 5.6.

         4.2 Imperial will provide, in a form that complies with industry standards, an operating manual, safety manual, process flow diagrams, piping and instrumentation diagrams, and wiring diagrams and will provide at least 20 hours of training for each MST Customer. Imperial will also provide MST Technical Support, as defined herein, to each MST Customer.

         4.3 Imperial will provide MST Maintenance Support, as defined herein, to each MST Customer.

         4.4 Imperial will provide all other services to MST Customers as set forth in


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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                     Page 8

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the Equipment Lease Agreement.

         4.5 At MTC's request, Imperial will prepare a proposal for installation of Microwave Separation Technology Equipment at each potential MST Customer's site. Such proposal will include a description of the scope of work that Imperial will perform including design specifications, description of work, layout of site, description of installation, maintenance, and technical services that Imperial will provide, and a timeline for installation. All proposals sent to MST Customers, if practical, will include, based on the properties of the Emulsion specified by the MST Customer, an estimate of the performance of the MST Equipment, including expected properties of the materials exiting the MST Equipment, separation yields, and production capacities. Imperial and MTC will also mutually agree in writing to ALL proposals prior to being provided to the MST Customer. Neither party will unreasonably withhold its consent to any proposal. MTC will not withhold its consent to any proposal in order to limit the use of the Microwave Separation Technology by competitors of Mobil or any affiliate of Mobil.

         4.6 Imperial will reasonably make available the MST Demonstration Unit that will be ready for use at the sites of potential MST Customers. Imperial will provide all staff necessary to safely operate the MST Demonstration Unit and provide MST Technical Service necessary to reasonably demonstrate the successful application of Microwave Separation Technology for the MST Customer or potential MST Customer. Imperial will be responsible for all aspects of the MST Demonstration Unit including, but not limited to, MST Maintenance Support, MST Technical Support, and site to site transportation of the MST Demonstration Unit. Imperial's obligation as set forth in this paragraph is contingent upon an actual or potential MST Customer agreeing in writing to pay the fee negotiated as per Paragraph 9.1, which fee is not subject to Paragraph 7.5. If Imperial obtains a fee that is greater than the actual cost of providing the Demonstration Unit to a potential MST Customer, then Imperial alone will retain the resulting income from this service. If Imperial obtains a fee that is less than the actual cost of providing the Demonstration Unit to a potential MST Customer, then Imperial alone bears the cost associated with this service.

         4.7 Imperial will complete all necessary technology software and hardware specifications needed to lease or license Microwave Separation Technology Equipment to MST Customers. This requirement shall be satisfied once the MST Unit to be installed at Mobil's Torrance refinery has completed the Performance Target Period as defined in the Torrance Equipment Lease Agreement.

         4.8 Imperial will provide and maintain bench unit test facilities and personnel


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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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for testing Emulsions from potential MST Customers or contract for like services. Imperial will purchase or obtain access to the equipment listed in Appendix H.

         4.9 Imperial will cooperate in good faith with MTC to allow MTC to provide the services in Paragraph 5.8 and 5.9, including for example executing new powers of attorney for the prosecution and maintenance of Imperial's patents listed in Appendix A, Exhibit 1. Should MTC decide, at its own discretion, to enforce any patent rights assigned to Imperial or jointly assigned to Imperial and MTC (or an affiliate of MTC) pursuant to the terms of this Agreement, Imperial will cooperate in all matters with respect to any suit, action or claim, such cooperation to include, but not be limited to consent to being joined as a named party to the suit, action or claim, if requested by MTC. Imperial will also cooperate with MTC in good faith to permit MTC to file and record its security interest in accordance with Paragraph 6.1, and to permit MTC to perform its evaluation in Article 27.

         4.10 Imperial shall be solely responsible for all costs associated with the services provided in this Article 4. However, Imperial is entitled to receive reimbursement from MST Customers for some services as set forth in the Equipment Lease Agreement. This Paragraph 4.10 shall not obligate Imperial to pay the sums which MTC is obligated to pay in Paragraphs 5.8 and 5.9.

5.       SERVICES PROVIDED BY MTC

         5.1 MTC will use reasonable efforts in marketing Microwave Separation Technology to MST Customers or potential MST Customers in the Field of Use with the object of providing to Imperial MST Customers for leasing or licensing Microwave Separation Technology Equipment.

         5.2 Marketing services provided by MTC include developing a technology fact sheet, including Microwave Separation Technology on the Mobil Technologies Web site, disseminating information related to Microwave Separation Technology to sites partially or fully owned or operated by Mobil. MTC will also use reasonable efforts, at its own discretion, to publicize Microwave Separation Technology, including presenting papers and publications, and advertising.

         5.3 MTC will provide the following staff to support the marketing of Microwave Separation Technology: a Licensing Manager and approximately 50% of a full time professional MTC technical employee. The MTC Licensing Manager will be responsible for developing and implementing a marketing plan for Microwave Separation



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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                     Page 10

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Technology Equipment, and for promoting Microwave Separation Technology. The 50%
full time professional employee will promote Microwave Separation Technology Equipment within sites that are partially or fully owned or operated by Mobil and support the Licensing Manager in MST Customer licensing, leasing and sales. MTC will consult with Imperial on the selection of staff to be provided by MTC; however, MTC will make the final determination as to the selection of MTC staffing.

         5.4 In addition to the resources provided in Paragraph 5.3, MTC, where appropriate, will provide research and development resources of up to 50% of a full time professional MTC technical employee to identify and implement improvements and to expand potential applications of Microwave Separation Technology.

         5.5 MTC will use reasonable efforts to disseminate Microwave Separation Technology to sites fully or partially owned or operated by Mobil. Imperial recognizes however, that the decision to implement Microwave Separation Technology is at the discretion of each site or operation unit within Mobil, and MTC has no control over the decisions relating to implementation of Microwave Separation Technology at sites fully or partially owned or operated by Mobil.

         5.6 MTC will provide a one time, $[*] security deposit to Imperial upon full execution of this Agreement and upon fulfilling the terms and conditions in Articles 6 and 27 of this Agreement. This security deposit is subject to the terms and conditions set forth in Article 6.

         5.7 Where requested by Imperial in a purchase order, and if MTC in its own discretion can reasonably respond to the request, MTC will assist in providing technical support to Imperial to supplement the MST Technical Support provided by Imperial. To compensate MTC for such technical support, MTC will bill to Imperial, and Imperial will pay to Mobil, a technical support service charge. The technical support service charge will be Mobil's standard charge on the day the services are provided for providing a professional technical person and will also include travel, lodging, and food expenses (Mobil's standard charge as of August 1999 is $1200.00 per day per professional technical person plus expenses).

         5.8 During the Term of this Agreement, MTC will prosecute and maintain Imperial's patents listed in Appendix A, Exhibit 1. Decisions regarding the prosecution and maintenance strategy of Imperial's patents listed in Appendix A,
Exhibit 1 will be mutually agreed to by both Imperial and MTC during the Term of this Agreement. However, MTC shall have sole discretion in selecting inside or outside patent counsel

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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for prosecuting Imperial's patents. MTC at its sole discretion and if appropriate will also during the Term of this Agreement prepare, file, prosecute, and maintain any patents related to Improvements in accordance with Paragraph 10.5.

         5.9 MTC, at its sole discretion, and if appropriate, will enforce, during the Term of this Agreement, Imperial's patents (listed in Appendix A, Exhibit 1) falling under Imperial's Intellectual Property Rights, Mobil's patents (listed in Appendix A, Exhibit 2) falling under Mobil's Intellectual Property Rights and patents (listed in Appendix A, Exhibit 3) falling under Joint Intellectual Property Rights. MTC shall have sole discretion and control over any action, claim, or suit financially supported by MTC. In the event of an action, claim, or suit financially supported by MTC to enforce Imperial's patents and/or the patents falling under the Joint Intellectual Property Rights, the total proceeds awarded in any such action, claim, or suit shall first be used to fully reimburse MTC of its expenses in bringing the action, claim, or suit, with the remaining proceeds, if any, shared equally between MTC and Imperial. All awarded proceeds shall be excluded explicitly from calculating the Total Cumulative Net Mobil Share.

         5.10 If within the nine (9) month evaluation period of Article 27, an Equipment Lease Agreement is fully executed between an MST Customer and Imperial, and if MTC has not provided to Imperial the security deposit of Paragraph 5.6, MTC will pay to Imperial, a one time payment in the amount of $[*], said fee to be used to assist Imperial in financing the first MST Equipment to be constructed. This fee will be due to Imperial after full execution of the first Equipment Lease Agreement (excluding the Torrance Equipment Lease Agreement already executed), and paid to Imperial within thirty
(30) days upon receipt of an invoice from Imperial. However, MTC will make reasonable efforts to provide this fee to Imperial within ten (10) days of receipt of an invoice, but Imperial recognizes that MTC may not be able to make payment in ten (10) days based on MTC's accounting system. This fee is nonrefundable, but will be fully refundable if the first Equipment Lease Agreement is cancelled, and the equipment falling under the first Equipment Lease Agreement is deployed for use in applications outside the Field of Use or to a non MST Customer.

         5.11 MTC will use reasonable efforts to facilitate the use of the first installation of MST Equipment at the Mobil Torrance California Refinery for purposes of marketing MST Technology to potential MST Customers. Imperial recognizes however, that the decision to use the first Torrance MST Equipment for marketing will need to be approved by the Torrance California Refinery Site, and MTC does not have sole control over such approval.

---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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         5.12 Except for the services described in Paragraph 5.7, and Imperial's obligations under Article 6, MTC shall be solely responsible for all costs associated with the services provided in this Article 5.

6.       SECURITY DEPOSIT

         6.1 For the $[*] security deposit ("security deposit") paid by MTC to Imperial, Imperial will execute all necessary documents (such as a UCC-1 financing statement) to transfer to MTC and to perfect, a 100% security interest in the first Microwave Separation Technology Equipment that is to be installed at the Torrance, California Mobil Refinery ("Torrance MST Equipment"). The transfer of the security deposit by MTC to Imperial will occur either at or after the time (a) a 100% perfected security interest in the Torrance MST Equipment is transferred to MTC, and (b) all other security interests, liens, and other encumbrances that are present on the Torrance MST Equipment are fully released. To carry out the transfer in this Paragraph, MTC will select, at its own discretion and expense, an escrow agent, and the transfer will occur at a place selected by MTC. If for any reason, MTC is not fully satisfied that all security interests, liens, or other encumbrances currently placed on the Torrance MST Equipment have not been or will not be fully released at or before the time of transfer, MTC has no obligation to transfer the security deposit to Imperial. Prior to or at the time of transfer, Imperial will also execute all necessary documents (such as a UCC-1 financing statement), at its own expense, for MTC, or its designee, to file and record MTC's security interest in California, Texas, and Nevada. Imperial will assume all costs associated with filing and recording MTC's security interest in these states. Prior to or at the time of transfer, Imperial will also provide to MTC, a certificate or letter, signed and dated by an authorized officer of Imperial, representing and acknowledging that the Torrance Microwave Separation Technology Equipment is free of all liens and encumbrances. Prior to the transfer of the security deposit by MTC, Imperial will not transfer a security interest in the Torrance Microwave Separation Technology Equipment to any third party without informing MTC of such transfer in writing. Any time after transfer of the security deposit by MTC to Imperial, Imperial will not transfer any security interest in the Torrance Microwave Separation Technology Equipment to any third party.

         6.2 MTC has no obligation to pay the security deposit to Imperial under Paragraph 5.6 until (a) the terms and conditions of Paragraph 6.1 are fully met to MTC's satisfaction, and (b) the Microwave Separation Technology Equipment is delivered to Mobil's Torrance facility and has been Inspected and Accepted (with no rejections) in


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accordance with the Torrance Equipment Lease Agreement, including Exhibit D. Additionally, MTC has no obligation to pay the security deposit to Imperial under Paragraph 5.6, if MTC terminates the Agreement pursuant Article 17 prior to transfer of the security deposit.

         6.3 Subject to the provisions of Paragraph 6.4, the security deposit will be refunded unconditionally to MTC in full, without interest, either (whichever is applicable) (a) on or before three (3) years from the date of receipt of the security deposit by Imperial, if MTC has not paid the fee in Paragraph 5.10 to Imperial, or (b) on or before three (3) years from the Agreement Date, if MTC has paid the fee in Paragraph 5.10 to Imperial.

         6.4 If this Agreement is terminated prior to the three year payment date in Paragraph 6.3, the following provisions in this Paragraph 6.4 shall apply:

             a) If the Agreement, prior to the three year payment date in Paragraph 6.4, is terminated by Imperial for any reason, is terminated by MTC under the provisions of Paragraphs 17.2 or 17.3, or is terminated under Paragraph 17.6, Imperial shall have sixty (60) days from the date of termination to return the security deposit unconditionally and without interest to MTC in full.

             (b) If the Agreement is terminated for any other reason other than those listed in Paragraph 6.4(a), Imperial shall return the security deposit unconditionally and with interest as specified in this Subparagraph 6.4(b) on or before three (3) years from the date of receipt of the security deposit by Imperial. Interest will begin accruing on the first day after twelve (12) months from the date the Agreement is terminated and will be due to MTC at the time of the return of the security deposit. The interest will be charged on a daily basis based on the security deposit plus any accrued interest at a rate equal to the daily Federal prime interest rate plus two (2) percent. The interest will be compounded daily.

         6.5 Should Imperial default in repaying the security deposit within the timing of Paragraphs 6.3 or 6.4 (whichever is applicable), Imperial shall promptly execute all necessary documents to assign full title and 100% ownership interest in the Torrance Microwave Separation Technology Equipment to MTC. Imperial will grant to MTC under Imperial's patents or other intellectual property rights, all licenses need by MTC to enjoy full ownership rights to the Torrance Microwave Separation Technology Equipment, including but not limited to licenses for using, selling, leasing, and/or sublicensing the Torrance Microwave Separation Technology Equipment. Such rights granted by


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Imperial in this Paragraph 6.5 shall be fully assignable to any subsequent purchaser of the Torrance Microwave Separation Technology Equipment. This Paragraph shall not in any way limit MTC's right in law or equity to seek additional compensation to obtain full compensation for Imperial's default in repaying the security deposit.

          6.6 The security deposit payment to Imperial under this Article shall initially be paid by wire transfer to the following Imperial account:

                                    First Security Bank
                                    Routing #:  122401668
                                    Account #:  [*]

         6.7 The return of the security deposit payment to MTC shall initially be paid by wire transfer to the following MTC account:

                                    Citibank - New Castle Delaware
                                    Routing #:  031100209
                                    Account #:  [*]

7.       REVENUE SHARING

         7.1 Each MST Customer will pay to Imperial a Gross Periodic MST Leasing Fee or Gross MST Technology Fee, as per the terms of the Equipment Lease Agreement. Imperial and MTC shall share this revenue as per the terms outlined in this Article 7.

         7.2 The Gross Periodic MST Leasing Fee will be collected by Imperial at each billing period (e.g., monthly or quarterly) as per the terms of the Equipment Lease Agreement. The Net Periodic MST Leasing Fee is calculated as the Gross Periodic MST Leasing Fee minus the Periodic Equipment Cost minus the Periodic Construction Allowance.

         7.3 Except as otherwise specified in this Paragraph, the following schedule in Table 7.1 will be used for the purpose of calculating the Periodic Equipment Cost and Periodic Construction Allowance. MST Customer number, as shown below, is independent of the size of the MST Equipment leased.

--------------------------------------------------------------------------------
                     MST Customer             Amortization Period (months)
--------------------------------------------------------------------------------
                        1 - 10                             72
--------------------------------------------------------------------------------

---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------
                         11+                               36
--------------------------------------------------------------------------------

                           Table 7.1- Amortization schedule

             If the security deposit of Paragraph 5.6 has not been provided to Imperial at the time that an Equipment Lease Agreement is fully executed for an MST Equipment, that MST Equipment will be amortized over the term of the applicable Equipment Lease Agreement, or seventy two (72) months, whichever is less, for the purposes of calculating the Periodic Equipment Cost and Periodic Construction Allowance. This revised amortization period shall only be applicable to the first three MST Equipment leased and only if the security deposit was not provided at the time of execution of the applicable Equipment Lease Agreement. All other MST Equipment shall be amortized in accordance with Table 7.1.

         7.4 The total cost of the Equipment Cost and Construction Allowance for MST Units, for the purpose of calculating the Net Periodic MST Leasing Fee and the Net MST Technology Fee is capped. For a MST-1000 the maximum total is [*] US dollars ($[*]); for a MST-2000 the maximum total is [*] US dollars ($[*]); for a MST-3000 the maximum total is [*] US dollars ($[*]); for a MST-4000 the maximum total is [*] US dollars ($[*]). The maximum Equipment Cost and Construction Allowance for MST Equipment greater than a MST-4000 will be negotiated in good faith by the parties, but in no case shall this total cost be greater than the lowest cost of any combination of MST Equipment which could be used to make said MST Equipment. The caps in this Paragraph 7.4 will be adjusted annually for cost of living by multiplying the caps set forth in this Paragraph 7.4 by a fraction represented by the BLS Index for the month of December of the calendar year immediately preceding that calendar year in which the cap is used divided by the average of the Twelve (12) monthly BLS Indexes for the calendar year 1999. For the purposes of this Agreement, the fraction shall not at any time be less than one (1). The BLS Index shall mean the index for Total Industrial Commodities as stated in the Producer Price Indexes For Selected Commodity Groupings, published by the Bureau of Labor Statistics of the United States Department of Labor using the year 1982 as the base index equal to 100. If at any time during the term of this Agreement, the Bureau of Labor Statistics should cease to publish the BLS Index, another suitable index generally recognized by the trade as being authoritative with respect to changes in the United States of equivalent commodity costs shall be used.

         7.5 In consideration for the services provided by MTC, Imperial will pay to MTC, a percentage of the Net Periodic MST Leasing Fee and/or Net MST Technology Fee for all Microwave Separation Technology Equipment leased, licensed, and/or sold



---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by Imperial to MST Customers. MTC will receive no percentage for those leases, licenses, or sales to Imperial Customers pursuant to Paragraph 3.2. The following revenue sharing schedule will be used:

--------------------------------------------------------------------------------
Percentage of Net Periodic MST                  Total Cumulative Net Mobil Share
Leasing Fee/Net MST Technology Fee
Payable to MTC
--------------------------------------------------------------------------------
[*]%                                            0 up to [*] dollars
--------------------------------------------------------------------------------
[*]%                                            Greater than [*] dollars
--------------------------------------------------------------------------------

                         Table 7.2 - Revenue sharing schedule

        The first MST Unit installed at Mobil's Torrance California Refinery is excluded from this Paragraph 7.5; however, the provisions of Paragraph 7.7 shall fully apply to this first Torrance MST Unit. This revenue sharing schedule is subject to the following terms and conditions in Paragraphs 7.6, 7.8 and 7.9.

         7.6 The revenue sharing in Paragraph 7.5 is due to MTC for the duration of each Microwave Separation Technology Equipment licensed or leased and includes all license or lease renewals or extensions, except that the duration of revenue sharing will not exceed ten (10) years beginning from the initial payment date (such as the initial rent or licensing payment) of the Microwave Separation Technology Equipment. If an Improvement which results in a [*]% or greater economic benefit is made to an installed Microwave Separation Technology Equipment, then the ten (10) year period will be reset to zero years beginning from the installation date of the Improvement for that Microwave Separation Technology Equipment. Additionally, all Equipment Lease Agreements with MST Customers in effect at the time of termination of this Agreement or executed within twelve (12) months from the termination of this Agreement shall be subject to the revenue sharing provisions of Paragraph 7.5 after termination of this Agreement.

         7.7 For the first three years of the lease or license for the first MST Unit installed at Mobil's Torrance California Refinery, MTC will receive [*] percentage of the Net Periodic MST Leasing Fee. After the first three years of the lease or license for the first MST Unit at Torrance, MTC will receive [*] percent ([*]%) of the Gross Periodic MST Leasing Fee or Gross MST Technology Fee. MTC will receive a percentage in accordance with Paragraph 7.5 for all other Microwave Separation Technology Equipment installations at sites fully or partially owned or operated by Mobil.



---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         7.8 Unless otherwise agreed to in writing, Imperial will collect the Gross Periodic MST Leasing Fee and/or Gross MST Technology Fee for all leasing, licensing, and/or sales agreements (even those at sites fully owned or partially owned by Mobil). Imperial will pay to MTC, MTC's percentage of all Net Periodic MST Leasing Fees and Net MST Technology Fees, in arrears on a quarterly basis, in accordance with Paragraphs 7.5 and 7.7. Quarterly payments to MTC will be due to MTC on the last day of the month in April, July, October, and January and will include MTC's percentage of all Net Periodic MST Leasing Fees and Net MST Technology Fees received by Imperial from MST Customers. If mutually agreed to, MTC and/or Imperial, at each party's option may pursue an action to collect delinquent fees defined in Paragraphs 2.17, 2.18, 2.19 or 2.20. If either MTC or Imperial incur any legal or other fees or costs to pursue an agreed upon collection action, then, prior to any quarterly payment, MTC or Imperial shall be reimbursed for such fees or costs.

         7.9 In the event it is mutually agreed by MTC and Imperial that Microwave Separation Technology Equipment in the Field of Use should be sold to third parties (with either paid up or running process royalties), MTC shall receive a percentage of the Net MST Technology Fee for each Microwave Separation Technology Equipment sold in the Field of Use, except where Imperial is the sole marketer in accordance with Paragraph 3.2. The percentage of the Net MST Technology Fee received shall be the percentages shown in Paragraphs 7.5 or 7.7, whichever is applicable, and shall be paid to MTC in accordance with Paragraph 7.8.

         7.10 For the purpose of construction of new Microwave Separation Technology Equipment, Imperial will use, whenever possible, before purchasing new equipment, any equipment previously purchased for MST Equipment, that has become available, for example, as a consequence of customer's cancellations, equipment upgrades or modifications. For the purposes of calculating the Net Periodic MST Leasing Fee and Net MST Technology Fee, if equipment used in the construction of new MST Equipment has already been amortized fully or partially, then (a) the Equipment Cost for that equipment shall be either zero (if fully amortized or already paid in one lump sum), or be the Equipment Cost not yet amortized, and (b) the Construction Allowance shall be mutually agreed to, in good faith, by the parties, but in no event shall exceed the Construction Allowance of the original equipment. The unamortized Equipment Cost and Construction Allowance for the new MST Equipment shall be amortized for the applicable Amortization Period in Paragraph 7.3. In the event that Microwave Separation Technology Equipment that is already fully (including being paid in one lump sum) or partially amortized is deployed for use in applications outside the Field of Use


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or is sold to third parties (with either paid up or running process royalties), MTC shall receive a prorated portion of the fair market value of the equipment. This prorated portion to be received by MTC shall be equal to the fair market value of the equipment multiplied by one half (1/2) and further multiplied by the fraction of the sum of Equipment Cost and Construction Allowance that has been amortized for that equipment. The provisions of this Paragraph 7.10 shall not apply to MST Equipment at Imperial Customers in accordance with Paragraph 3.2.

         7.11 Examples of calculations for revenue sharing between MTC and Imperial are given in Appendix I.

         7.12 All payments to MTC under this Article 7 shall be paid by wire transfer to the following MTC account:

                                    Citibank - New Castle Delaware
                                    Routing #:  031100209
                                    Account #:  [*]

8.       LEASING AGREEMENTS

         8.1 Unless otherwise agreed to in writing, all agreements licensing, leasing, and/or purchasing Microwave Separation Technology Equipment to MST Customers will be between the MST Customer and Imperial. MTC will have no obligations, nor make any representations or warranties in the MST Customer licensing, leasing, and/or purchasing agreements.

         8.2 A template Equipment Lease Agreement (including all documents incorporated therein) as shown in Appendix B will be used for leasing or licensing Microwave Separation Technology Equipment to MST Customers in the Field of Use. Any material modifications made to the Equipment Lease Agreement must be agreed to in advance by both MTC and Imperial in writing.

         8.3 Imperial will notify MTC of list prices for leasing MST Equipment to a MST Customer and will provide MTC thirty (30) days written notice of any change in list prices. The list prices are attached hereto in Appendix D. Imperial will periodically review competitive information and reasonably adjust the list prices if needed to remain competitive. Additionally, in view of equipment and processing requirement variations at each potential or existing MST Customer site, Imperial and MTC will discuss appropriate deviations in the list prices to adjust for the various equipment and


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

processing needs of a potential or existing MST Customer. However, the final fees for MST Equipment will be at the sole discretion of Imperial.

         8.4 When a site that is fully or partially owned or operated by Mobil (Mobil Site) is an MST Customer, Imperial agrees to charge the Mobil Site the same leasing fee and/or sales price for MST Equipment that it charges to the general market, and Imperial agrees that it will not increase these prices for Mobil Sites to compensate for payments made to MTC for said MST Equipment under Paragraph 7.5.

9.       ACCESS TO MST DEMONSTRATION UNIT

         9.1 MTC will use reasonable efforts to obtain a fee of [*] dollars ($[*]) per month for use of the MST Demonstration Unit at any MST Customer site. This fee can be waived or reduced if mutually agreed to by both MTC and Imperial. Imperial recognizes that a monthly fee of $[*] per month may be difficult to obtain given current market conditions.

         9.2 The scheduling of the MST Demonstration Unit at MST Customer sites will be mutually agreed to by Imperial and MTC. However, scheduling requests made by sites partially or fully owned or operated by Mobil for using the MST Demonstration Unit will be given priority over other MST Customers.

10.      INTELLECTUAL PROPERTY

         10.1 Imperial will disclose to MTC all patents, including, applications, continuations, continuations-in-parts, divisionals, issued patents, and foreign counterparts fully or partially owned by Imperial related to treatment of Emulsions using microwave energy. All Imperial patents are listed in Appendix A, Exhibit 1. In the event that an application has not issued as a patent, Imperial will provide the prosecution history for that application. Imperial will retain ownership in these Imperial patents and ensure that all Imperial patents listed in Appendix A, Exhibit 1 are solely owned by Imperial, and all documents establishing such ownership in Imperial patents are recorded in the appropriate patent offices.

         10.2 MTC will disclose to Imperial all Mobil patents, including, applications, continuations, continuation in parts, divisionals, issued patents, and foreign counterparts fully or partially owned by Mobil related to treatment of Emulsions using acoustic energy. All Mobil patents are listed in Appendix A,
Exhibit 2. In the event that an application has not issued as a patent, MTC will provide the prosecution history for


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that application. Mobil will retain ownership in these Mobil patents and ensure that all Mobil patents listed in Appendix A, Exhibit 2 are solely owned by Mobil, and all documents establishing such ownership in Mobil patents are recorded in the appropriate patent offices.

         10.3 Each party shall disclose in writing within sixty (60) days to the other party any Improvement made to Microwave Separation Technology in the Field of Use, whether patentable or not, during the term of this Agreement.

         10.4 In the event Improvements are made to Microwave Separation Technology in the Field of Use during the Term of this Agreement, whether patentable or not, all Improvements, whether developed 100% by MTC (including a party working on behalf of MTC or any of MTC's affiliates), 100% by Imperial, or jointly by MTC (including a party working on behalf of MTC or any of MTC's affiliates) and Imperial, will be owned jointly by MTC and Imperial subject to the obligations of Paragraph 10.6. Additionally, if Imperial obtains partial or full ownership to any Improvement pursuant to an Equipment Lease Agreement with an MST Customer, such Improvement, to the extent owned by Imperial, shall be jointly owned by Imperial and MTC, and will be subject to the obligations of Paragraph 10.6. If patents are acquired related to such Improvements the patents will be added to Appendix A, Exhibit 3.

         10.5 MTC, at its sole discretion, will assume complete responsibility (including costs) for acquiring and maintaining any patents related to Improvements during the Term of this Agreement, and in such circumstances, MTC shall have sole discretion in the prosecution strategy of any such patent. Should MTC decide not to acquire and/or maintain any patent related to an Improvement, Imperial, may, at its own expense and discretion, acquire and maintain any such patent and shall be the sole owner of any such patent. Additionally, at MTC's sole discretion, MTC will assume complete responsibility (including costs) for enforcing any patent related to an Improvement during the Term of this Agreement, and MTC shall have sole discretion and control in the enforcement of any such patent. Should MTC decide not to enforce any patent related to an Improvement, Imperial, may, at its own expense and discretion, enforce such a patent. Any proceeds awarded from the enforcement of an Improvement shall first be used to compensate legal expenses, with the remaining proceeds, if any, shared equally between MTC and Imperial. All awarded proceeds shall be excluded explicitly from calculating the Total Cumulative Net Mobil Share.

         10.6 Improvements under this Agreement are subject to the terms and conditions of this Agreement, including but not limited to all provisions under Articles 3,


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4, 5, and 7. Moreover, during the Term of this Agreement and any extensions thereof, except as permitted in this Agreement, neither Party may enter into a relationship, directly or indirectly, with a third party to market, sell, license, or lease Improvements for Microwave Separation Technology in the Field of Use unless consented to in writing by both parties.

         10.7 MTC and Imperial will cooperate in good faith to implement the allocation of ownership and provisions provided for in Paragraphs 10.4 and 10.5, including the execution of such further documents as may be necessary for the assignment and prosecution of patents.

         10.8 Imperial and MTC shall be given thirty (30) days to review any patent application prepared by the other party prior to the application being filed. Should Imperial or MTC have concerns regarding the disclosure of its technology, both parties will cooperate in good faith to resolve such disputes.

         10.9 Except for termination of this Agreement at the end of the Trial Period or termination of this Agreement under Paragraphs 17.4 or 17.5, upon termination of this Agreement, Mobil shall be granted by Imperial, at MTC's option, a nonexclusive royalty free worldwide license to make, have made, and use Microwave Separation Technology in the Field of Use under Imperial's Intellectual Property Rights for the sole purpose of using Microwave Separation Technology within Mobil and its affiliates. The duration of this grant by Imperial will continue beyond termination of this Agreement only for as long as MTC continues to assume all costs for prosecuting and maintaining (a) Imperial's patents under Imperial's Intellectual Property Rights and (b) any pending applications or patents related to Improvements that MTC assumed responsibility for acquiring and maintaining under Paragraph 10.5. This Paragraph 10.9 shall not affect, or in any way alter, the revenue sharing due to either party after termination of this Agreement for any MST Customer (including Mobil or an Affiliate of Mobil) obligated by an Equipment Lease Agreement that is in effect at termination of this Agreement, or obligated by an Equipment Lease Agreement executed within twelve (12) months of termination of this Agreement.

11.      LICENSE OPTION

         11.1 Within thirty (30) days after the conclusion of the Trial Period, and provided that MTC has delivered MST Customers for eight (8) or more Microwave Separation Technology Units during the Trial Period, as evidenced by obtaining executed licensing or leasing agreements, Imperial will grant to MTC, at MTC's option


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

only, an exclusive worldwide license for the duration Imperial Patent Rights are enforceable or until termination of this Agreement, whichever occurs first, to use, lease, sub-license the Microwave Separation Technology and/or sell Microwave Separation Technology Equipment under Imperial Intellectual Property Rights in the Field of Use. MTC shall also have the right to assign, and enforce such rights granted to MTC by Imperial. The grant of these rights under this Paragraph 11.1 is subject to the terms and conditions of this Agreement, including Paragraph 28.2, and shall not alter or modify the benefits, rights, obligations or liabilities of the parties to this Agreement.

         11.2 Should Imperial be unable to supply, either directly or indirectly, Microwave Separation Technology Equipment to MTC as required in Paragraph 4.1, MTC shall also be granted, at MTC's option only, the right to make or have made Microwave Separation Technology Equipment under Imperial Intellectual Property Rights in the Field of Use for the duration Imperial Patent Rights are enforceable or until termination of this Agreement, whichever occurs first. In compensation for such a grant of rights, Imperial shall receive [*]% of the Gross Periodic MST Leasing Fee or Gross MST Technology Fee received for any sale, lease or license to an MST Customer minus all costs, amortized over a 3 year period, incurred by MTC to make or have made MST Equipment including: (a) all Equipment Costs, (b) all manufacturing, labor, assembly, and other overhead costs, and (c) start-up costs. MTC may only procure MST Equipment to fill demand in excess of Imperial's ability to deliver. If Imperial is able to partially satisfy the total demand for MST Units, Imperial shall be entitled to supply such units. Similarly, if Imperial's inability to satisfy the total demand for MST Units is due to production limitations, if and when Imperial has resolved such production limitations it shall be entitled to supply all MST Units demanded and which Imperial has capability to supply. If MTC agrees to make or have made MST Equipment pursuant to this Paragraph 11.2, Imperial's inability to produce an adequate number of MST Equipment as set forth above shall not be a material breach under Paragraph 17.2.

12.      INFRINGEMENT

         12.1 If either Imperial or MTC receives or becomes aware of a claim or assertion that the use of Microwave Separation Technology and/or Acoustic Separation Technology in the Field of Use infringes or otherwise violates the intellectual or industrial property rights of any third party, then the party so informed shall notify the other party in writing within thirty (30) days of receiving or becoming aware of the third party claim or assertion. The written notice shall include all details known at that time relating to the third party claim or assertion.


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         12.2 In the event Imperial or MTC receives or becomes aware of a material claim or assertion that the use of Microwave Separation Technology in the Field of Use infringes or otherwise violates the intellectual or industrial property rights of any third party, MTC reserves the right to stop marketing the accused technology in the Field of Use after consulting with Imperial. In the event MTC stops marketing the accused technology in the Field of Use, and it is later determined by MTC that the third party's claim is invalid, MTC shall resume marketing the accused technology in the Field of Use, and Imperial will consider extending, if applicable, the Trial Period. If such claim or assertion is adjudged in good faith by either party to be valid, and only after providing the other party adequate opportunity to present evidence and/or argument to refute or rebut a claim of infringement or other violation of a third party's intellectual property rights, either party may terminate this Agreement in accordance with the provisions of Article 17.

         12.3 In the event Imperial or MTC receives or becomes aware of a material claim or assertion that the use of Acoustic Separation Technology in the Field of Use infringes or otherwise violates the intellectual or industrial property rights of any third party, MTC reserves the right to stop marketing the accused technology in the Field of Use after consulting with Imperial. In the event MTC stops marketing the accused technology in the Field of Use, and it is later determined by MTC that the third party's claim is invalid, MTC shall resume marketing the accused technology in the Field of Use. If such claim or assertion is adjudged in good faith by either party to be valid, and only after providing the other party adequate opportunity to present evidence and/or argument to refute or rebut a claim of infringement or other violation of a third party's intellectual property rights, either party may terminate this Agreement in accordance with the provisions of Article 17.

         13.  SAFETY STANDARDS

         13.1 Imperial and MTC will follow all applicable OSHA Process Safety Management regulations and all other health and safety policies applicable to each MST Customer site.

         13.2 Imperial will provide all warning devices and precautionary measures, including emergency shutdown systems, that are required by law or in following accepted engineering practices to protect persons and property while installing and operating Microwave Separation Technology Equipment and will meet all Performance and Safety Requirements in Exhibit C of the Equipment Lease Agreement in Appendix B of this Agreement.


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         13.3 Imperial will provide or retain a qualified professional to periodically inspect the MST Equipment at MST Customer sites to determine that the MST Equipment is in compliance with OSHA PSM Standards. Summary reports will be provided by Imperial to MTC to document compliance, and for informational and marketing purposes.


14.      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF IMPERIAL

         Imperial hereby represents, warrants, and covenants to MTC during the Term of this Agreement and any extensions thereof that:

         14.1 Imperial will provide all services in accordance with this Agreement and all Microwave Separation Technology Equipment installed at MST Customer sites will meet the specifications agreed to for that MST Customer.

         14.2 Imperial will make reasonable efforts to assist MST Customers or potential MST Customers in obtaining all necessary permits and licenses that Imperial is aware of, including environmental licenses and permits, which such MST Customers are required to obtain to install and use the MST Equipment. If Imperial receives written notice of any permit violation, otherwise becomes aware of any permit violation, or if any such permits and licenses are suspended, denied, revoked, or not renewed, Imperial shall immediately advise MTC.

         14.3 Imperial will meet all safety standards in accordance with this Agreement; will disclose to MST Customers all hazards known to Imperial for operating the Microwave Separation Technology Equipment; and will exercise due care in the construction, installation, and maintenance of Microwave Separation Technology Equipment and training of personnel so as to avoid injuries to persons, harm to the environment and damage to property

         14.4 Imperial will and has complied with all laws, decrees, rules, regulations, orders, ordinances, actions, and requests of national, state and/or local courts and governmental units in the performance of its obligation under this Agreement.

         14.5 Imperial will represent and warrant to MTC in accordance with the


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provisions of Paragraph 6.1 that the Torrance Microwave Separation Technology Equipment are free and clear of all liens and other encumbrances such as mechanic liens and supplier liens.

         14.6 Imperial is and will remain the sole owner of Imperial Intellectual Property Rights and Microwave Separation Technology, and has not and will not grant any rights under its Imperial Intellectual Property Rights in the Field of Use to third parties, except as permitted in this Agreement.

         14.7 Microwave Separation Technology does not infringe the intellectual property rights or other proprietary rights of any third party of which Imperial is aware as of this Agreement Date, and further that Microwave Separation Technology is not a misappropriation of any third party's intellectual property rights or other proprietary rights of which Imperial is aware as of this Agreement Date.

         14.8 Except for Paragraphs 14.1 to 14.7, IMPERIAL MAKES NO REPRESENTATIONS OR WARRANTIES TO MTC OF ANY KIND, EXPRESS OR IMPLIED.

15.      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF MTC

         MTC represents, warrants, and covenants to Imperial during the Term of this Agreement and any extensions thereof that:

         15.1 MTC will provide all services in accordance with this Agreement.

         15.2 MTC will exercise due care in providing the services in accordance with this Agreement so as to avoid injuries to persons, harm to the environment, and damage to property.

         15.3 MTC will and has complied with all laws, decrees, rules, regulations, orders, ordinances, actions, and requests of national, state and/or local courts and governmental units in the performance of its obligation under this Agreement.


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         15.4 MTC or an affiliate of MTC is and will remain the sole owner of Mobil Intellectual Property Rights, and will not grant any rights under its Mobil Intellectual Property Rights in the Field of Use to third parties subsequent to the Agreement Date that would deprive Imperial of its full rights under this Agreement.

         15.5 Except for Paragraphs 15.1 to 15.4, MTC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.

16.      LIABILITY

         16.1 Unless otherwise provided in this Agreement, each party shall be obligated to defend, indemnify, and hold the other party harmless, against any liability, loss, cost, penalty, damage or expense (including attorney fees) sustained by the indemnified party arising out of a breach of its obligations under this Agreement, including without limitation any breach of any representation, warranty, or covenant made by the indemnifying party in this Agreement or Exhibit thereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by such representation, warranty or covenant. This Article shall not apply if such liability, loss, damage, penalty or expense is due solely to the negligence of the party seeking to be indemnified. The party seeking indemnification shall notify the other party promptly in writing of any claim subject to indemnification under this Agreement.

         16.2 MTC shall not be liable for, and Imperial assumes responsibility for, any liability, loss, cost, penalty, damage or expense (including attorney fees), whether direct or indirect, which are or may be suffered or incurred by any third party resulting from any matter arising from Microwave Separation Technology, such as the design, construction, transportation, installation, training, information provided to MTC by Imperial, laboratory testing facilities, or operation of Microwave Separation Technology, whether the same is used alone or in combination with other technology, except to the extent any such costs, expenses or damages result from the gross negligence of MTC. Accordingly, Imperial shall be obligated to defend, indemnify and hold MTC, its affiliates, successors, and assigns harmless against any claim or liability arising from any matter arising from Microwave Separation Technology, except to the extent caused directly by MTC's own gross negligence. Imperial shall have the right to reduce, eliminate, mitigate or otherwise limit such damages or the potential for such damages by making or requesting that MTC alter or modify its marketing of Microwave Separation Technology and MTC agrees to comply with all such reasonable requests. This paragraph shall not negate the obligations of MTC under Paragraph 16.4.


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         16.3 Imperial shall be obligated to defend, indemnify and hold harmless MTC, its affiliates, successors and assigns from, against and with respect to, any liability, obligation, loss, claim, action, judgment, damage, cost, expense or fines (including reasonable attorneys fees) arising out of, or resulting from, any claim by a third party or governmental agency (including but not limited to remedial measures reasonably necessary to avoid any such claim) attributable to any environmental hazard or condition arising from any act or omission (whether or not such acts or omissions were negligent) by any of Imperial's agents (MTC is not an agent of Imperial), servants or employees in connection with any matter arising from Microwave Separation Technology.

         16.4 In the event MTC or Imperial receives any notice or claim that Imperial or MTC's manufacture, sale, lease, or use of Microwave Separation Technology and/or Acoustic Separation Technology, directly or indirectly, infringes or otherwise violates the intellectual or industrial property rights of any third party, then the liability of Imperial and MTC with respect to any such notice or claim shall be as follows:

              (a) If the technology accused of infringement is solely owned by Mobil, then MTC or its affiliates, successors and assigns shall be obligated to undertake the defense of such suit or action to the extent that the alleged infringement is based upon the manufacture, sale or use of Mobil technology that is authorized under this Agreement. MTC or its affiliates, successors and assigns shall have sole charge and direction of said defense and Imperial agrees to provide MTC or its affiliates, successors and assigns, without charge, all reasonable assistance that may be required in the defense of such suit or action. Imperial shall have the right to be represented therein by advisory counsel of its own selection and at its own expense. Provided that Imperial is not in default of its obligations under this Agreement and is in compliance with this subparagraph (a), MTC will hold Imperial free and harmless from damages or other sums that may be assessed against Imperial in a final and unappealable or unappealed judgement rendered by a court of competent jurisdiction for infringement in accordance with this subparagraph (a). MTC shall have the right to reduce, eliminate, mitigate or otherwise limit such damages or the potential for such damages by making or requesting that Imperial make appropriate changes to Acoustic Separation Technology and Imperial agrees to comply with all such reasonable requests.

              (b) If the technology accused of infringement is solely owned by

---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Imperial, then Imperial shall be obligated to undertake the defense of such suit or action to the extent that the alleged infringement is based upon the manufacture, sale or use of Imperial technology that is authorized under this Agreement. Imperial shall have sole charge and direction of said defense and MTC agrees to provide to Imperial, without charge, all reasonable assistance that may be required in the defense of such suit or action. MTC shall have the right to be represented therein by advisory counsel of its own selection and at its own expense. Provided that MTC is not in default of its obligations under this Agreement and is in compliance with this subparagraph (b), Imperial will hold MTC and its affiliates, successors and assigns free and harmless from damages or other sums that may be assessed against MTC or its affiliates, successors and assigns in a final and unappealable or unappealed judgement rendered by a court of competent jurisdiction for infringement in accordance with this subparagraph
(b). Imperial shall have the right to reduce, eliminate, mitigate or otherwise limit such damages or the potential for such damages by making or requesting that MTC alter or modify its marketing of Microwave Separation Technology and MTC agrees to comply with all such reasonable requests.

               (c) If the technology accused of infringement is jointly owned by Imperial and Mobil, then MTC or its affiliates, successors and assigns shall be obligated to undertake the defense of such suit or action to the extent that the alleged infringement is based upon the manufacture, sale or use of joint Mobil and Imperial technology that is authorized under this Agreement. MTC or its affiliates, successors and assigns shall have sole charge and direction of said defense and Imperial agrees to provide to MTC or its affiliates, successors and assigns without charge, all reasonable assistance that may be required in the defense of such suit or action. Imperial shall have the right to be represented therein by advisory counsel of its own selection and at its own expense. The parties will equally share the costs of damages or other sums that may be assessed against MTC and its affiliates, successors and assigns or Imperial in a final and unappealable or unappealed judgement rendered by a court of competent jurisdiction for infringement in accordance with this subparagraph (c).

         16.5 Should MTC's or Imperial's promotion, sale, lease, manufacture, or use of Microwave Separation Technology and/or Acoustic Separation Technology in the Field of Use be finally held to constitute infringement of the intellectual or industrial property rights of a third party, then from and after the date of such final judgment MTC's and Imperial's indemnification obligations under Paragraph 16.4 shall be discontinued with respect to the promotion, sale, lease, manufacture, or use on and after the date of such


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

final judgment of Microwave Separation Technology and/or Acoustic Separation Technology (whichever applies).

         16.6 Either party may, at its option and at its own expense, settle any litigation or claim of alleged infringement of third party patent rights against itself, whether direct or indirect, in which event the other party shall be relieved of all obligations of defense and indemnification under this Article 16; provided, however, that the party settling such litigation or claim shall not make any statements, concessions or admissions as a part of such settlement which may be adverse to the other party's interest without first obtaining the other party's written consent thereto. Neither Party shall settle or compromise any claim, suit or action without the consent of the other if the settlement or compromise by one party obligates the other to make any payment or assume any obligations by reason of such settlement or compromise.

17.      TERM AND TERMINATION

         17.1 The Term of this Agreement shall be for the Trial Period, except that the Term may be extended, at MTC's option only, for a period of eight (8) years beginning from the end of the Trial Period, provided that MTC has delivered to Imperial, as evidenced by obtaining executed licensing or lease agreements, MST Customers for at least eight (8) Microwave Separation Technology Units (not including the first Microwave Separation Technology Unit installed at Mobil's Torrance California Refinery), and MTC notifies Imperial in writing of its desire to extend this Agreement at least thirty (30) days prior to the expiration of the Trial Period. The Term may be extended further if mutually agreed to by both parties.

         17.2 If either party is in material breach of this Agreement, then the nonbreaching party may give written notice to the breaching party specifying the breach. After receipt of such notice, the breaching party shall have thirty (30) days to cure the breach. If such breach is not cured within said thirty (30) days, then the non-breaching party may terminate this Agreement without liability. However, if the breach cannot be reasonably cured within the thirty day period and efforts to cure the breach have been initiated within the thirty day period, then the parties shall agree in writing to a reasonable period of time to cure the breach. If such breach is not cured within the agreed to period of time, the non-breaching party may terminate this Agreement without liability. Any such termination shall be without prejudice to any other rights which the

---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

non-breaching party may have (either in equity or law) as a result of any breach of this Agreement. Notwithstanding the above, after a party has been notified twice of the same breach, upon the occurrence of a third such notification, the nonbreaching party may, at its discretion terminate this Agreement without giving any additional opportunity to cure such third breach. If a breach is a result of a design, mechanical, or engineering problem and even if it exists in multiple MST Units, it shall constitute only one (1) breach.

         17.3 Either party may terminate this Agreement by written notice to the other party at any time if it is reasonably determined by either party that any aspect of Microwave Separation Technology, such as the construction, transportation, installation or operation hereunder violates, in whole or part any law, decree, order, rule, regulation, ordinance, action or request of any court or governmental unit after every reasonable effort having been made by Imperial to cure any violation; or (ii) it is reasonably determined that it is necessary to discontinue such Microwave Separation Technology in order to prevent hazard to humans, animals, aquatic life or the environment after every reasonable effort having been made by Imperial to cure any such hazard within thirty (30) days. Termination under this Article shall be without liability, except under Article 6 for return of the security deposit to MTC and Article 7 for outstanding revenue sharing fees due to MTC.

         17.4 MTC may terminate this Agreement anytime after nine (9) months from the Agreement Date if (a) MTC determines that the marketing of Microwave Separation Technology will not be profitable, (b) that the installation or operation of Microwave Separation Technology Equipment at MST Customer sites has encountered substantial technical difficulties, or (c) the evaluation conducted in accordance with Article 27 is unsatisfactory to MTC. MTC shall give Imperial thirty (30) days written notice of its desire to terminate this Agreement under this Paragraph 17.4.

         17.5 MTC may terminate this Agreement if the first Microwave Separation Technology Unit installed at Mobil's Torrance California Refinery does not meet the Specifications set forth in Exhibit C of the Imperial-Torrance Equipment Lease and License Agreement by the end of the Performance Target Period as defined by the Terms and Conditions of the Imperial-Torrance Equipment Lease and License Agreement.



---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         17.6 This Agreement shall terminate immediately and without notice upon the institution of insolvency, bankruptcy or similar proceeding by or against either party.

         17.7 Termination of this Agreement, under any circumstances, by either party shall not terminate Imperial's obligation to pay MTC revenue sharing fees under Article 7 for the duration of all MST Customer lease or license agreements in effect at the time of termination or executed within twelve (12) months of termination of this Agreement, and to refund the security deposit pursuant to Paragraphs 6.4 and 6.5 of this Agreement. Additionally, termination of this Agreement, by either party, under any circumstances shall not terminate any continuing obligations of Imperial or MTC under this Agreement with respect to Articles 10, 14, 15, 16 and 20. Imperial and MTC will also after termination of this Agreement continue to provide the required services in Articles 4 and 5, respectively, and abide by the revenue sharing provisions of Article 7 for the remaining duration of all MST Customer lease or license agreements in effect at the time of termination, or fully executed within twelve months (12) after termination of this Agreement.

         17.8 Upon termination of this Agreement, Imperial shall return all copies of MTC Proprietary Information, and MTC shall return all copies of Imperial Proprietary Information related to Microwave Separation Technology and Improvements thereof, except that Imperial and MTC may retain one copy for the purpose of determining its legal obligations under Article 20.

18.      INDEPENDENT CONTRACTOR

         18.1 In performing their obligations under this Agreement, Imperial and MTC are both independent contractors. Imperial and MTC shall use their own discretion and shall have complete control over services that each provide and shall assume the rights, obligations, and liabilities, applicable to each as an independent contractor. Nothing contained in this Agreement or the Exhibits shall be construed to constitute Imperial or any of its employees or officers as an employee, agent, joint venturer, or partner of MTC or its affiliates, successors, or assignees.

         18.2 Imperial is not, and shall not represent itself to be, an agent or representative of MTC.


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.      FORCE MAJEURE

         19.1 The failure of either Imperial or MTC to perform its obligations, other than those requiring money payments to the other party, under this Agreement, if caused by "Force Majeure" as hereinafter defined, shall not constitute a default hereunder nor subject the party so failing to any liability to the other; provided, however, the party affected by such Force Majeure shall promptly notify the other of (i) the existence of such Force Majeure, (ii) its expected duration, (iii) the estimated effect such Force Majeure will have on the affected party's ability to perform its obligations hereunder, and (iv) when such Force Majeure circumstance has ceased to affect its ability to perform its obligations hereunder.

         19.2 As used herein, the term "Force Majeure" shall mean and include any circumstance beyond the reasonable control of the affected party, including without limitation, the following: any act of God or the public enemy, accident, explosion, fire, storm, earthquake, flood, drought, perils of the sea, the elements, casualty, riots, sabotage, embargo, military aggression or conflict, war (whether or not declared and whether or not the United States is a participant), or labor strike.

         19.3 In the event that any circumstance of Force Majeure has or will materially prevent Imperial or MTC from carrying out its obligations under this Agreement for any consecutive one hundred twenty (120) day period, then the other party may elect to terminate this Agreement by giving written notice to that effect. This Agreement shall terminate, without any further liability or obligation on the part of either party as a result of such termination, except that Imperial and MTC will fully comply with the obligations under Paragraphs
17.7 and 17.8.

         19.4 Imperial and MTC shall use their best efforts to eliminate any circumstance of Force Majeure which affects its ability to carry out its responsibilities under this Agreement.

20.      CONFIDENTIALITY

         20.1 Imperial and MTC have executed a Non-Disclosure and Confidentiality Secrecy Agreement effective December 15, 1998, attached in Appendix E. The term of this Non-Disclosure and Confidentiality Secrecy Agreement in Paragraph 5 shall be


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

extended to remain in effect during the Term of this Agreement and all extensions thereof. All obligations undertaken by the parties with respect to confidentiality and restrictions of use of Proprietary Information disclosed under the Non-Disclosure and Confidentiality Secrecy Agreement will be extended to terminate ten (10) years from the date of termination of this Agreement including all extensions thereof. Proprietary Information which may be disclosed under this Non-Disclosure and Confidentiality Secrecy Agreement is amended to include improvements of emulsion breaking and separations technology.

         20.2 Except for the provisions of Articles 3, 10 and 11 of this Agreement, nothing contained herein shall be construed as granting either party any right or license under any copyright, patent, trade secret, or other intellectual property rights of the other party, nor as obligating either party to make such grants to the other party.

         20.3 Any public announcements concerning this Agreement, the relationship between Imperial and MTC, or any matter related to Microwave Separation Technology or Acoustic Separation Technology within the Field of Use shall be mutually agreed to by both parties in writing prior to release to the public.

         20.4 Without the written consent of MTC, Imperial shall not disclose the terms of this Agreement to MST Customers, including MST Customer sites fully or partially owned or operated by Mobil.

21.      NOTICES

         All notices and other communications will be in writing and will be deemed given when delivered if given in person, when deposited in the mail if sent by certified or registered mail, return receipt requested, postage prepaid and properly addressed, or when transmitted if sent by facsimile to the parties as follows.

         For Imperial Technical, Legal, and Business Matters:
                  Imperial Petroleum Recovery Corporation
                  15311 Vantage Parkway West
                  Suite 160
                  Houston, Texas77032
                  Attention:   Brent Kartchner


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         For MTC Technical and Business Matters:
                  Mobil Technology Company
                  600 Billingsport Rd
                  Paulsboro,  NJ  08066
                  Attention:  Tomas Melli

         For MTC Legal Matters:
                  Mobil Oil Corporation
                  Office of Legal Counsel
                  3225 Gallows Rd
                  Fairfax VA 22037
                  Attention:  Malcolm Keen

22.      RIGHT OF AUDIT

         22.1 MTC shall have the right, exercisable by delivery of written notice to Imperial within 90 days after the close of each year under this Agreement and after any termination of this Agreement, to have the pertinent records of Imperial examined by an independent accountant mutually agreed to by MTC and Imperial for the purpose of verifying the payments in Article 7. All fees requested by such accountant for carrying out this examination will be paid by MTC. Such examination shall be conducted during normal business hours. To the extent possible, examinations shall be scheduled at a time most convenient to Imperial. Except as required by law, the accountant employed by MTC shall not disclose to anyone except Imperial and MTC the result of, or any of the data discovered in, any such examination, and shall not disclose to MTC any proprietary information of Imperial except to the extent necessary for the verification permitted by this Article. After completion of the examination, inaccuracies which the examination shall have disclosed, if any, shall be promptly adjusted. The determination of such independent public accountant shall be final.

          22.2 Imperial shall have the right, exercisable by delivery of written notice to MTC within 90 days after the close of each year under this Agreement and after any termination of this Agreement, to have the pertinent records of MTC examined by an independent accountant mutually agreed to by MTC and Imperial for the purpose of verifying payments in Article 7 related to Acoustic Separation Equipment. All fees requested by such accountant for carrying out this examination will be paid by Imperial. Such examination shall be conducted during normal business hours. To the extent possible, examinations shall be scheduled at a time most convenient to MTC. Except as required by law, the accountant employed by Imperial shall not disclose to anyone


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

except MTC and Imperial the result of, or any of the data discovered in, any such examination, and shall not disclose to Imperial any proprietary information of Imperial except to the extent necessary for the verification permitted by this Article. After completion of the examination, inaccuracies which the examination shall have disclosed, if any, shall be promptly adjusted. The determination of such independent public accountant shall be final.

          22.3. If either Imperial or MTC subcontracts or otherwise enters into a relationship with another company or entity to provide the services in Articles 4 and 5 as permitted in this Agreement, or to provide services agreed to for AST, Imperial and MTC shall obtain from such other company or entity the right for the other party to obtain pertinent records as permitted in Paragraph
22.1 and 22.2.

23.       ASSIGNMENT

         23.1 This Agreement may not be assigned by either party without the prior written consent of the other party, except, however, in the event all or substantially all of a party's assets, business or stock is purchased by an acquirer or transferred to an Affiliate, this Agreement may be assigned to the acquirer or Affiliate provided that any rights and/or obligations under this Agreement are binding and inure to the benefit of the assignee.

         23.2 Imperial recognizes that Mobil is currently contemplating merging with Exxon and that this Agreement may be assigned in accordance with the provisions of Paragraph 23.1 to an entity formed by the merging of Mobil and Exxon, or to an affiliate of such an entity.

24.      DISPUTE SETTLEMENT

         24.1 The Parties will endeavor to resolve by negotiation any dispute, controversy or claim arising out of or relating to or in connection with this Agreement, or its breach, termination or invalidity, ("Dispute") that may arise between them. In addition, if either Party requests that a Dispute be submitted to mediation, both Parties will participate in mediation in good faith.

         24.2 If both parties have participated in negotiations in any requested mediation pursuant to Paragraph 24.1, any Dispute that has not been resolved by negotiation or mediation within ninety (90) days of a request for mediation by either Party will be settled by arbitration in accordance with Rules of the United Nations

---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commission on International Trade Law (UNCITRAL) as are at present in force (the "Rules"). The number of arbitrators will be Three (3). The place of arbitration will be Washington, D.C., U.S.A. Witnesses at arbitration hearings will testify under oath or, if the other party agrees, on affirmation.

         24.3 One (1) arbitrator will be appointed by each Party and the Two (2) arbitrators appointed by the Parties will, within no more than thirty (30) days following the date of their appointment, appoint a third arbitrator to act as the Presiding Arbitrator of the arbitration panel. The third arbitrator (the Presiding Arbitrator) will (a) be a legal practitioner having at least ten (10) years experience in commercial legal matters, including international licensing of technology and intellectual property, (b) have no prior involvement, employment, or affiliation with either party, and (c) not have been an arbitrator in any arbitration involving either party. The arbitrators shall have no power to reform or vary the terms of the agreement (i.e. will not have nor exercise the powers of amiable compositeur).

         24.4 In arriving at their decision, the arbitrators will consider the pertinent facts and circumstances and will be governed by the terms and conditions of this Agreement. After commencement of an arbitration proceeding hereunder, each Party will make available to the other Party in a timely fashion true copies of all non-privileged documents, including but not limited to data compilations and data stored in computer software form, relevant to disputed facts. The Parties' representatives will consult together and will attempt to agree on document production procedures that are fair, efficient and not unnecessarily burdensome. If, following such consultation, the Parties have not agreed on document production, either Party may apply to the arbitrators, to any court having jurisdiction, or to both for an order compelling the production of documents as provided in this Paragraph 24.4. The Parties will comply with any such order by the arbitrators or by a court.

         24.5 Either Party may apply, at any time, to any court having jurisdiction for an order providing interim measures of protection, including measures for the protection of property; for any injunction, restraining order, or order of specific performance; or for other available relief. Alternatively or in addition, after the arbitrators have been appointed, either Party may apply to the arbitrators for an order providing interim measures of protection pursuant to the Rules. The Parties will comply with any such order by the arbitrators or by a court.

         24.6 Any monetary award will be made in U.S. Dollars. The arbitrators are not authorized to award punitive damages. The arbitrators are authorized to award post-

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

award and pre-award interest from the date of damage or loss, and are also authorized to award specific performance. In fixing the costs of the arbitration, the arbitrators may take into consideration the extent to which the respective positions of the Parties have been upheld in the award, and the extent to which either Party, through its conduct in the arbitration or in discovery, may have caused costs to be unnecessarily or unreasonably incurred.

         24.7 The award of the arbitrators will be final and binding on the Parties and judgment upon the award may be entered and enforced by any court having jurisdiction thereof. All expenses incurred in enforcing an award hereunder will be paid by the Party resisting the enforcement of the award.

         24.8 No Party, witness or arbitrator may disclose the contents or results of any arbitration hereunder without the prior written consent of both Parties, except to the extent that such disclosure may be required to enforce the award, or as may be required by law, or as may be normal and necessary for financial, Security Exchange Commission (SEC), and tax reports and audits.


25.      APPLICABLE LAW

         25.1 This Agreement will be construed and interpreted in accordance with the plain meaning of its terms and, subject thereto, in accordance with the substantive laws of the Commonwealth of Virginia, USA, without giving effect to the Commonwealth's principles of conflict of laws. Where U.S. Federal subject matter or diversity exists in respect of a dispute which the parties cannot themselves amicably resolve, the parties designate the United States District Court for the Eastern District of Virginia, Alexandra Division, as the exclusive forum for the resolution of that dispute and agree to submit themselves and the dispute exclusively to the jurisdiction of that Court. Where U.S. Federal subject matter or diversity jurisdiction in respect of the dispute does not exist, the parties designate the Circuit Court of the County of Fairfax, Virginia as the exclusive forum for the resolution of that dispute and agree to submit themselves and the dispute exclusively to the jurisdiction of that Court. The rights and obligations of the parties regarding resolution of disputes, as set forth in this Paragraph 25.1, shall survive any termination of this Agreement.

26.      INSURANCE

         26.1 Without limiting or qualifying any liability otherwise assumed by Imperial

---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under this Agreement, Imperial shall, during the term of this Agreement provide and carry at its own expense, at least the insurance below to protect itself and MTC, with MTC named as an additional insured. Additionally, the insurance obtained below shall be sufficient to cover claims made after termination of the Agreement relating to events that occurred during the term of this Agreement.

              (i) Statutory Workmen's compensation and employer's Liability Insurance in compliance with the laws of the states where Imperial performs its services.

              (ii) Comprehensive General Liability Insurance with limits of not less than $5,000,000 per occurrence for bodily injury and property damage; said Comprehensive General Liability Insurance to include within sixty (60) days after the Effective Date of this Agreement coverage for claims of patent infringement or other violations of a third party's proprietary rights. If any company or entity is excluded from coverage for claims related to patent infringement or other violations of a third party's proprietary rights, Imperial shall have nine (9) months from the Agreement Date to remedy such an exclusion.

              (iii) Automotive Public Liability Insurance upon each and every unit of automotive equipment operated or used by Imperial in the performance of this Agreement with combined single limits of not less than $1,000,000 per accident.

         26.2 No contract of insurance required in Paragraph 26.1 shall be terminated, reduced, or substantially altered without i) the insurance carrier first giving notice to MTC at least thirty (30) days and ii) Imperial making necessary arrangements so that no termination, reduction, or substantial alteration of the insurance becomes effective until thirty (30) days after MTC receives such notice.

         26.3 Certificates of Insurance or certified copies of all insurance policies required in Paragraph 26.1 will be sent to MTC at MTC's request.

27.      CONTINGENCY

         27.1 During the time period of nine (9) months beginning from the Agreement Date, MTC at its own expense, shall evaluate the MST Technology. Imperial shall cooperate in good faith with MTC to provide MTC with any information needed for MTC to complete its evaluation. Any confidential information exchanged during this evaluation will be subject to the confidentiality provisions of Article 20.


---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         27.2 Prior to the expiration of the nine (9) month evaluation period, MTC will consider its own evaluation in Paragraph 27.1, and shall consult in good faith with Imperial with respect to MTC's evaluation. At the end of the nine (9) month evaluation period, should MTC deem, at its own discretion, that MTC is not free to practice the MST Technology, MTC shall have the unilateral right under Paragraph 17.4 to terminate this Agreement within thirty (30) days after the end of the nine (9) month evaluation period.

         27.3 Provided that MTC has not terminated the Agreement pursuant to the provisions herein, MTC shall be obligated within sixty (60) days of the expiration of the nine (9) month evaluation period to pay the security deposit to Imperial under Paragraph 5.6, provided that all obligations of Imperial as set forth in Article 6 are met.


28.      MISCELLANEOUS

         28.1 This Agreement and all Appendices A through J, including the Non-Disclosure and Confidentiality Secrecy Agreement in Appendix E and the Laboratory Agreement in Appendix J constitutes the full understanding of the parties and a complete and exclusive statement of its terms and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         28.2 MTC will draft all legal documents between MTC and Imperial, except that lease or license agreements between a MST Customer and Imperial or MTC may be drafted by either party, but must be mutually agreed to in writing by both parties. All MST Customer Equipment Lease Agreements are to be executed between Imperial and the MST Customer.

         28.3 No modification of this Agreement or waiver of any of its terms and conditions will be of any force or effect unless made in writing and signed by a duly authorized officer of each of the parties.

         28.4 All terms of this Agreement are severable, and any term which may be prohibited or unenforceable by law shall be ineffective only to the extent of such prohibition or unenforceability without affecting the enforceability of the remainder of this Agreement.

         28.5 If any intellectual property rights granted by MTC in this Agreement are



---------------------------
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

rights owned by Mobil Oil Corporation (MOC), MTC agrees to cause MOC to grant any intellectual property rights to Imperial that are required by this Agreement.

         28.6 Imperial and MTC recognize that there may be presently, or in the future, conflicts between this Agreement and any Equipment Lease Agreement executed between Imperial and any affiliate of MTC. In the event that such a conflict arises, Imperial will not assert any conflicting rights Imperial may have in the Equipment Lease Agreement in favor of any rights that MTC may have under this Agreement, such as, but not limited to, ownership rights in the MST or AST Equipment. Additionally, Imperial will not agree to any terms of an Equipment Lease Agreement with an affiliate of MTC that is in conflict with this Agreement, unless consented to in writing by MTC.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officials as of the dates below.


IMPERIAL PETROLEUM                      MOBIL TECHNOLOGY
RECOVERY CORPORATION                    COMPANY

By:  /s/ C. Brent Kartchner             By: /s/ John R. Green
     ----------------------------           ------------------------

Name:    C. Brent Kartchner             Name:   J. R. Green
     ----------------------------           ------------------------

Title:   President                      Title: Vice President
      ---------------------------            -----------------------

Date:    Oct. 8, 1999                   Date:  October 11, 1999
     ----------------------------            -----------------------

                               OMITTED APPENDICES


APPENDIX A:  EXHIBIT 1:  IMPERIAL INTELLECTUAL PROPERTY RIGHTS

APPENDIX A:  EXHIBIT 2: MOBIL INTELLECTUAL PROPERTY RIGHTS

APPENDIX A:  EXHIBIT 3:  JOINT INTELLECTUAL PROPERTY RIGHTS

APPENDIX B:  EQUIPMENT LEASE AGREEMENT

APPENDIX C:  IMPERIAL CUSTOMER SITES

APPENDIX D:  LIST PRICES FOR MST EQUIPMENT

APPENDIX E:  NONDISCLOSURE AND SECRECY AGREEMENT

APPENDIX F:  DESCRIPTION OF MST1000 FIRST COMMERCIAL DESIGN

APPENDIX G:  MAJOR MST EQUIPMENT LIST

APPENDIX H:  LABORATORY EQUIPMENT AND REQUIREMENTS FOR MST TESTING

APPENDIX I:  SAMPLE OF REVENUE SHARING CALCULATIONS

APPENDIX J:  LABORATORY AGREEMENT